UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2008
BIODEL INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33451	90-0136863

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation	File Number)	Identification No.)

100 Saw Mill Road
Danbury, Connecticut	06810

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (203) 796-5000
100 Saw Mill Road, Danbury Connecticut 06810

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Director
          On June 5, 2008, Dr. Albert Cha resigned from the board of directors of Biodel Inc. (the “Company”).
Election of Director
          On June 11, 2008, the Company issued a press release (the “Press Release”) announcing that Barry H. Ginsberg, M.D., Ph.D., had been elected a director of the Company to fill the vacancy created by the resignation of Mr. Cha. Dr. Ginsberg is Chief Executive Officer of Diabetes Technology Consultants where he advises Fortune 500 companies in the field of diabetes. As a result of his election, Dr. Ginsberg will automatically be granted options to purchase 25,000 shares of the Company’s common stock pursuant to the Company’s stock incentive plan. Such options will vest immediately. Dr. Ginsberg has been designated a member of the Company’s Nominating and Governance Committee.
          A copy of the Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Change of Control and Severance Agreements
          On June 9, 2008, the Company entered into a change of control agreement and severance agreement with Gerard J. Michel, the Company’s Chief Financial Officer, Vice President of Corporate Development and Treasurer.
          Pursuant to the terms of the change of control agreement with Mr. Michel, he is entitled to the following upon termination of employment with the Company occurring within two years of a change of control, unless such termination is by Mr. Michel for other than good reason or by the Company for cause (each as defined in the agreement):
•	annual base salary earned through the termination date;

•	in the event Mr. Michel satisfied the performance criteria for an annual bonus prior to termination, a portion of the annual bonus based on the number of days worked during the year;

•	if the performance criteria were not achievable, an average bonus paid to Mr. Michel over the last three fiscal years, or the average annual bonus;

•	any compensation previously deferred by Mr. Michel and any accrued paid time-off;

•	annual base salary for a period of 18 months following the date of termination;

•	health insurance and, under certain circumstances, life, disability and other insurance benefits for a period of 18 months or until Mr. Michel qualifies for similar benefits from another employer;

•	150% of the average annual bonus (paid in addition to the bonus described immediately above);

•	acceleration of all outstanding options; and

•	extension of the exercisability of options.
     Under the change of control agreement, if the Company terminates Mr. Michel’s employment for cause or Mr. Michel terminates his employment with the Company without good reason, then Mr. Michel is not entitled to severance payments or other benefits.
     In order to receive the above termination benefits that are not otherwise accrued as of the date of termination, Mr. Michel must release the Company from any and all claims. In addition, Mr. Michel may not solicit any of the Company’s employees during the period that he receives his annual base salary.
     Pursuant to the Company’s severance agreement with Mr. Michel, he is entitled to the following upon termination of employment with the Company, unless such termination is by Mr. Michel for other than good reason or by the Company for cause:
•	annual base salary earned through the termination date;

•	in the event Mr. Michel satisfied the performance criteria for an annual bonus prior to termination, a portion of the annual bonus based on the number of days worked during the year;

•	if the performance criteria were not achievable, the average annual bonus;

•	any compensation previously deferred by Mr. Michel and any accrued paid time-off;

•	annual base salary for a period of 18 months following the date of termination;

•	health insurance and, under certain circumstances, life, disability and other insurance benefits for a period of 18 months or until Mr. Michel qualifies for similar benefits from another employer;

•	150% of the average annual bonus (paid in addition to the bonus described immediately above);

•	acceleration of all outstanding options; and

•	extension of the exercisability of options.
     The definitions of “good reason” and “cause” are generally the same under Mr. Michel’s severance agreement as under his change of control agreement.
     Under the severance agreement, if the Company terminates Mr. Michel’s employment for cause or Mr. Michel terminates his employment with the Company without good reason, Mr. Michel is not entitled to severance payments or other benefits. In the event the severance agreement entitles Mr. Michel to identical benefits under his change of control agreement, the Company will not duplicate coverage and Mr. Michel will only be entitled to such compensation payments and other benefits as available under one of the agreements.
     In order to receive the above termination benefits that are not otherwise accrued as of the date of termination, Mr. Michel must release the Company from any and all claims. In addition, Mr. Michel may not solicit any of the Company’s employees during the period that he receiving his annual base salary.
     The foregoing description is qualified in its entirety by reference to the full text of the change of control agreements and the severance agreements with Mr. Michel, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits
               See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIODEL INC.
Date: June 11, 2008	By:	/s/ Solomon S. Steiner
Solomon S. Steiner
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Change of control agreement dated June 9, 2008, between Biodel Inc. and Gerard J. Michel

10.2	Severance agreement dated June 9, 2008, between Biodel Inc. and Gerard J. Michel

99.1	Press Release